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                                                                     EXHIBIT 4.2

                                  DEMAND NOTE

Amount:  $4,000,000.00      NO: ______________________

June 30, 1997

PROMISE TO PAY - The undersigned, MECHANICAL DYNAMICS, INC., a Michigan corporation, herein after referred to as "Borrower", for value received, promises to pay to KeyBank National Association, (herein after "Bank") or order, in lawful money of the United States of America, on demand but not later than June 30, 1999, the principal sum of Four Million and No/100 Dollars ($4,000,000.00) or the extent such sum has been advanced to the undersigned by the Bank and remains due and unpaid, as indicated on the books and records of the Bank, together with interest on the unpaid outstanding principal balance of each advance. Interest shall be calculated from the date of each advance until repayment of each advance.

INTEREST RATE - The outstanding principal balance shall earn interest at a rate equal to the LIBOR Rate plus two and a quarter percent (2.25%) per annum ("Effective Rate"), until maturity, but no more than the maximum rate allowed by law. The "LIBOR Rate", as used herein, means the average rate [rounded up if necessary, to the next highest one sixteenth of one percent (1/16%)] of interbank offered effective rates for thirty (30) day U.S. dollar deposits in the London market based on quotations at major banks as determined by reference to the Wall Street Journal ("WSJ") edition published on its last publication date of every month ("Determination Date") and distributed in Ann Arbor, Michigan. In the event such average rate is not published in the WSJ or the WSJ is not otherwise available to Bank on the Determination Date, Bank may use the London interbank offered rate for thirty (30) day dollar deposits (or its reported equivalent as determined in the sole discretion of Bank) as reported by any nationally recognized financial reporting service on the Determination Date. Borrower acknowledges that the published or reported LIBOR Rate may be with respect to contracts entered into as of a date other than the Determination Date.

The Effective Rate shall be adjusted as of the first day of each month based upon the LIBOR Rate published or reported on the Determination Date, as applicable. Interest shall accrue on the unpaid principal balance from the date of each advance under this Note and be calculated upon the actual number of days elapsed over a year assumed to have 360 days. Interest shall be payable monthly beginning July 31, 1997, and on the last day of each month thereafter until maturity of this note.

The LIBOR Rate is used as an index only, and funds for Borrower's loans may or may not be purchased or otherwise matched by the Bank from or on the London Interbank Market.


DEFAULT RATE - Bank reserves the right to increase the interest rate after default, whether by acceleration or otherwise, to a rate equal to the Effective Rate plus three percent (3.00%) per annum, but no more than the maximum rate allowed by law.

LOAN FEES - Borrower agrees that all loan fees are earned fully as of the date of the loan and will not be subject to refund upon early payment (whether voluntary or as a result of default), except as otherwise required by law.

APPLICATION OF PAYMENTS - Each payment will be applied first to interest, then to costs, and the balance to principal.

FEES - Bank may charge a fee to cover additional administrative costs incurred for any payment received by Bank six (6) business days or more after the due date; such fee will be equal to two percent (2%) of the required principal payment or $200.00, whichever is less. No payments will be accepted without payment of this fee. In addition, Bank may charge a fee to cover administrative costs incurred in origination and/or renewal of this Note, which shall be payable upon execution of the Note.


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EVENTS OF DEFAULT  -  Any one of the following events shall be deemed a default under the terms of this Note, triggering the Bank's remedies as provided under statutory or contract law: (a) failure to pay any payment required under the terms herein; (b) any default in the performance of any of the terms and conditions of any document evidencing this loan transaction including the Loan Agreement, this Note, any security agreement, mortgage or other instrument;
(c) any default in any terms and conditions of any other loan agreement between Bank and the undersigned; (d) the death, dissolution, or insolvency of the undersigned, or the appointment of a trustee or receiver for the undersigned, or the making of any assignment for the benefit of creditors or the commencement of any bankruptcy proceeding by or against the undersigned; (e) the placement or issuance of any lien, levy, writ of garnishment or execution or similar process against the undersigned or any property of the undersigned;
(f)  the death of any guarantor of this Note.

BANK'S RIGHTS - Upon the occurrence of any one or more of the above events of default, unless the Bank shall otherwise elect, the full amount of the indebtedness evidenced hereby and all other liabilities of the undersigned to the Bank shall become immediately due and payable, without notice or demand. Thereafter, Bank shall have all the rights and remedies provided by law, whether common, statutory or otherwise, including all the remedies granted to Bank under the Uniform Commercial Code, the right to offset any deposit accounts held by Bank, the right to repossess and dispose of any collateral pledged for this or any other loan agreement between Bank and the undersigned, the right to foreclose any mortgage by advertisement as provided under Michigan law, etc. The undersigned shall be liable for any deficiency remaining after disposition of any property in which the Bank has a security interest to secure payment of the indebtedness evidenced hereby, and the computation of such deficiency or of the amount required to redeem such property shall include actual attorneys' fees, legal expenses and any other costs incurred. This Note has been delivered to Bank and accepted by Bank in the State of Michigan. If there is a lawsuit, Borrower agrees upon Bank's request to submit to the jurisdiction of the courts of Washtenaw County, the State of Michigan. Bank and Borrower hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Bank or Borrower against the other. This Note shall be governed by and construed in accordance with the laws of the State of Michigan.

WAIVER - Each endorser hereof and any other party liable for the indebtedness evidenced hereby severally waives demand, presentment, notice of dishonor and protest of this Note and consents to any extension or postponement of time of its payment without limit as to the number or period thereof, to any substitution, exchange or release of all or any part of the collateral securing this Note, to the addition of any party hereto, and to the release or discharge of or suspension of any rights and remedies against any person who may be liable hereon for the payment of the indebtedness evidenced hereby.

GENERAL PROVISIONS - This Note is payable on Demand, or if no demand is made, in one payment of all outstanding principle plus all accrued unpaid interest on May 31, 1999. The inclusion of specific default provisions or rights of Bank shall not preclude Bank's right to declare payment of this Note on its demand. Bank may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, protest and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Bank may renew or extend (repeatedly and for any length of time) this loan, or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Bank's security interest in the collateral; and take any other action deemed necessary by Bank without the consent of or notice to anyone. All such parties also agree that Bank may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made.

MISCELLANEOUS - No delay on the part of the Bank in the exercise of any right or remedy shall operate as a waiver thereof, no single or partial exercise by the Bank of any right or remedy shall preclude any other future exercise thereof or the exercise of any other right or remedy, and no waiver or indulgence by the Bank of any default shall be effective unless in writing and signed by the Bank, nor shall a waiver on one occasion be construed as a bar to, or waiver of, any such right on any future occasion. The undersigned, if more than one, shall be jointly and severally liable hereunder and the term "undersigned" shall mean any one or more of them. Any reference to KeyBank National Association or Bank herein shall be deemed to include any subsequent holder of this Note.



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PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF
THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. BORROWER AGREES TO THE TERMS OF THE NOTE AND ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THE NOTE.


2301 Commonwealth Blvd.            Mechanical Dynamics, Inc.
Ann Arbor, MI  48105
                                   BY: /s/ James E. Vincke, Vice President -
                                           Administration
                                      ---------------------------------------

                                           James E. Vincke
Tax ID# ___________________